HUBBELL INCORPORATED
2005 INCENTIVE AWARD PLAN
(As Amended and Restated Effective May 5, 2015)

Amendment

Section 2.39 of the plan is amended and restated as follows:
2.39    “Stock” means the Common Stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.